Exhibit 99.1

Rex Energy Corporation Provides Operational Update and Announces Third Quarter of 2009 Results

•	Horizontal Marcellus Shale well tests at an average rate of 4.2 Mmcf per day over 30-day period

•	Natural gas production up 27% from previous quarter and 62% from same period in 2008

STATE COLLEGE, Pa., Nov 5, 2009 (GLOBE NEWSWIRE) — Rex Energy Corporation (“Rex Energy”) (Nasdaq:REXX) today announced third quarter 2009 results. Production averaged 2,684 BOEs per day, which was 72% oil, 27% natural gas and 1% natural gas liquids. Realized gas prices after adjustment for cash settled derivatives were $6.33 per mcf, as compared to $9.16 per mcf in the prior year quarter. Realized oil prices after adjustment for cash settled derivatives were $63.06 per bbl, as compared to $83.04 per bbl in the prior year quarter. As a result, oil and gas sales, including cash settled derivatives, declined 26% to $13.8 million. EBITDAX from continuing operations, a non-GAAP measure, declined 31% from the third quarter 2008 to $5.2 million. The company recorded a net loss for the quarter of $1.2 million, or $0.03 per share. Adjusting for certain non-cash items, net loss comparable to analyst estimates was $2.1 million, or $0.06 per share.

Benjamin W. Hulburt, Rex Energy’s President and CEO, commented, “We are continuing to accelerate our production growth due primarily to our Marcellus Shale exploration. Natural gas production was up 62% over the same period in 2008 and up 29% compared to the second quarter 2009, despite experiencing continued pipeline related production curtailments. During the third quarter, a portion of our natural gas production from our conventional wells was shut-in due to third party line maintenance, which effectively reduced our average daily natural gas sales by approximately 17%.”

Oil production in the third quarter 2009 declined 10% compared to the third quarter 2008. The decline in oil production is attributable to the significant reduction of developmental activity in the Illinois Basin from November 2008 through July 2009 due to low oil prices. The company resumed its conventional oil well drilling during the third quarter, which is expected to impact our production beginning in the fourth quarter of 2009 and first quarter of 2010. The company expects to complete 20 new conventional oil wells by the end of the year, with a similar number in 2010.

Capital expenditures in the third quarter of 2009 were $4.4 million of which $2.6 million was incurred in the company’s Illinois Basin operations, and $1.8 million was incurred in the company’s Appalachian Basin operations. In the Appalachian Basin, the company’s focus during the quarter was in drilling horizontal Marcellus Shale wells within the company’s joint venture areas with the Williams Production Company, LLC and Williams Production Appalachia, LLC, which resulted in minimal capital expense since the company is required to fund only 10% of the cost to drill and complete the wells in which it owns a 50% interest.

Mr. Hulburt continued, “We now have four horizontal Marcellus Shale wells in line and producing—one in Butler County, which was previously announced, and three in Westmoreland County. In Butler County, the P. Knauff #1H has been in line and producing for approximately four months and continues to produce approximately 2.4 Mmcfe per day. In Westmoreland County, we are very encouraged by our initial assessment of the area. After experimenting with certain well parameters on our first two wells, we are pleased to report that the third well has resulted in an average of approximately 4.2 Mmcf per day over a 30 day period.”

In a final comment, Mr. Hulburt stated, “We completed drilling our fourth horizontal well and are currently drilling the fifth and sixth wells in Westmoreland County. We expect to stimulate and complete the three wells during the fourth quarter. Additionally, we are currently drilling our first horizontal well in Clearfield County, Pennsylvania and we expect to stimulate and complete the well during the fourth quarter as well.”

(EBITDAX and Earnings/Net Loss Comparable to Analyst Estimates are non-GAAP financial measures. Please see the accompanying definitions and tables for the reconciliation of each of these non-GAAP measures. The company has classified all first quarter 2009 and prior period amounts related to its operations in the Southwestern Region as discontinued operations due to the sale of these assets during the first quarter of 2009. Please see the accompanying table for the reconciliation of the reported GAAP amounts to the amounts that would have been reported if Southwestern Region operations were included in continuing operations.)

Conference Call Information

A conference call to review the third quarter 2009 financial and operational results is scheduled for Friday, November 6, 2009 at 10:00 a.m. Eastern time. A webcast of the conference call will be broadcast live and available for replay on the company’s website at www.rexenergy.com in the Events and Presentations section under the Investor Relations tab.

Furthermore, Rex Energy will be incorporating slides with the conference call and webcast, which are now available on the company’s website under the Investor Relations tab.

About Rex Energy Corporation

Rex Energy Corporation is an independent oil and gas company operating in the Illinois Basin and the Appalachian Basin of the United States. The company has pursued a balanced growth strategy of exploiting its sizable inventory of lower risk developmental drilling locations, pursuing its higher potential exploration drilling prospects and actively seeking to acquire complementary oil and natural gas properties.

Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to significant potential, future earnings, cash flow, capital expenditures, production growth and planned number of wells, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, adverse economic conditions in the United States and globally; the difficult and adverse conditions in the domestic and global capital and credit markets; domestic and global demand for oil and natural gas; sustained declines in the prices the company receives for oil and natural gas adversely affecting operating results and cash flow; the effects of government regulation, permitting and other legal requirements; the quality of Rex Energy’s properties with regard to, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of the company’s oil and natural gas reserves; the company’s ability to increase production and oil and natural gas income through exploration and development; Rex Energy’s ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in the company’s drilling plans and related budgets; and the adequacy of capital resources and liquidity including, but not limited to, access to additional borrowing capacity. The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

The company’s internal estimates of reserves may be subject to revision and may be different from estimates by the company’s external reservoir engineers at year end. Although the company believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

For more information, contact:

Julia Williams, Investor Relations Coordinator

(814) 278-7130

jwilliams@rexenergycorp.com

REX ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

($ in Thousands, Except per Share Amounts)

	September 30, 2009 (unaudited)	December 31, 2008
ASSETS
Current Assets
Cash and Cash Equivalents	$4,741	$7,046
Accounts Receivable	9,589	5,840
Short-Term Derivative Instruments	2,304	8,153
Current Deferred Tax Asset	691	—
Inventory, Prepaid Expenses and Other	1,195	3,068

Total Current Assets	18,520	24,107
Property and Equipment (Successful Efforts Method)
Evaluated Oil and Gas Properties	200,437	185,108
Unevaluated Oil and Gas Properties	76,417	65,564
Other Property and Equipment	23,352	19,388
Wells and Facilities in Progress	29,158	29,629
Pipelines	5,166	3,457

Total Property and Equipment	334,530	303,146
Less: Accumulated Depreciation, Depletion and Amortization	(70,018)	(53,288)

Net Property and Equipment	264,512	249,858
Assets Held for Sale	—	18,852
Other Assets– Net	147	122
Intangible Assets– Net	1,227	1,506
Investment in RW Gathering	516	—
Long-Term Derivative Instruments	2,030	7,561

Total Assets	$286,952	$302,006

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$9,943	$7,180
Accrued Expenses	6,165	7,388
Short-Term Derivative Instruments	3,131	—
Current Deferred Tax Liability	—	2,785

Total Current Liabilities	19,239	17,353
Senior Secured Line of Credit and Long-Term Debt	15,056	15,000
Long-Term Derivative Instruments	1,924	1,476
Long-Term Deferred Tax Liability	7,756	11,995
Other Deposits and Liabilities	5,799	7,322
Liabilities Related to Assets Held for Sale	—	1,838
Future Abandonment Cost	16,166	15,174

Total Liabilities	$65,940	$70,158
Commitments and Contingencies
Owners’ Equity
Common Stock, $.001 par value per share, 100,000,000 shares authorized and 36,837,312 shares issued and outstanding on September 30, 2009 and 36,589,212 shares issued and outstanding on December 31, 2008	37	37
Additional Paid-In Capital	291,945	291,133
Accumulated Deficit	(70,970)	(59,322)

Total Owners’ Equity	221,012	231,848

Total Liabilities and Owners’ Equity	$286,952	$302,006

REX ENERGY COPROATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, $ and Shares in Thousands, Except per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
OPERATING REVENUE
Oil and Natural Gas Sales	$13,012	$25,275	$33,326	$70,765
Other Revenue	43	29	100	93

TOTAL OPERATING REVENUE	$13,055	$25,304	$33,426	$70,858

OPERATING EXPENSES
Production and Lease Operating Expenses	5,660	7,637	16,050	20,416
General and Administrative Expense	2,799	3,759	10,942	10,882
Loss on Disposal of Assets	17	6,274	417	6,426
Impairment Expense	477	—	865	—
Exploration Expense	370	1,113	1,204	2,395
Depreciation, Depletion, Amortization and Accretion	6,059	4,710	18,423	14,361

TOTAL OPERATING EXPENSES	$15,382	$23,493	$47,901	$54,480

INCOME (LOSS) FROM OPERATIONS	$(2,327)	$1,811	$(14,475)	$16,378

OTHER INCOME (EXPENSE)
Interest Income	2	137	3	320
Interest Expense	(207)	(207)	(612)	(844)
Gain (Loss) on Derivatives, Net	394	60,020	(4,853)	(29,998)
Other Expense	(7)	(79)	(38)	(61)

TOTAL OTHER INCOME (EXPENSE)	$182	$59,871	$(5,500)	$(30,583)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(2,145)	61,682	(19,975)	(14,205)
Income Tax Benefit (Expense)	959	(24,899)	8,004	5,789

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,186)	$36,783	$(11,971)	$(8,416)
Income (Loss) from Discontinued Operations, Net of Taxes	—	(28)	323	37

NET INCOME (LOSS)	$(1,186)	$36,755	$(11,648)	$(8,379)

Earnings per common share:
Basic—income (loss) from continuing operations	$(0.03)	$1.01	$(0.33)	$(0.25)
Basic—income from discontinued operations	—	—	0.01	—

Basic—net income (loss)	$(0.03)	$1.01	$(0.32)	$(0.25)
Basic—weighted average shares of common stock outstanding	36,844	36,570	36,802	33,914

Diluted—income (loss) from continuing operations	$(0.03)	$1.00	$(0.33)	$(0.25)
Diluted—income from discontinued operations	—	—	0.01	—

Diluted—net income (loss)	$(0.03)	$1.00	$(0.32)	$(0.25)
Diluted—weighted average shares of common stock outstanding	36,844	36,699	36,802	33,914

REX ENERGY CORPORATION

CONSOLIDATED OPERATIONAL HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Oil and gas sales (in thousands):
Oil and condensate sales	11,503	22,692	29,033	63,017
Natural gas sales	1,474	2,583	4,258	7,748
Natural gas liquid sales	35	—	35	—
Cash-settled derivatives:
Crude oil [a]	(305)	(6,353)	3,764	(17,044)
Natural gas	1,089	(287)	2,544	(660)

Total oil and gas sales including cash settled derivatives	13,796	18,635	39,634	53,061

Production during the period:
Oil and condensate (Bbls)	177,589	196,780	542,467	574,690
Natural gas (Mcf)	405,001	250,704	1,026,409	764,293
Natural gas liquids (Bbls)	1,845	—	1,845	—

Total (BOE)[a]	246,934	238,564	715,380	702,072

Production – average per day:
Oil and condensate (Bbls)	1,930	2,139	1,987	2,097
Natural gas (Mcf)	4,402	2,725	3,760	2,789
Natural gas liquids (Bbls)	20	—	7	—

Total (BOE)[b]	2,684	2,593	2,620	2,562

Average price per unit:
Realized crude oil and condensate price per Bbl – as reported	$64.77	$115.32	$53.52	$109.65
Realized impact from cash settled derivatives per Bbl	(1.71)	(32.28)	6.94	(29.65)

Net realized price per Bbl	$63.06	$83.04	$60.46	$80.00

Realized natural gas price per Mcf – as reported	$3.64	$10.30	$4.15	$10.14
Realized impact from cash settled derivatives per Mcf	2.69	(1.14)	2.48	(0.86)

Net realized price per Mcf	$6.33	$9.16	$6.63	$9.28

Realized natural gas liquids price per Bbl – as reported	$18.91	—	$18.91	—
Realized impact from cash settled derivatives per Bbl	—	—	—	—

Net realized price per Bbl	$18.91	—	$18.91	—

[a]	Excludes $4.6 million for the early settlement of certain oil derivatives associated with 2011 redeemed in the first quarter of 2009
[b]	Natural gas is converted at the rate of six Mcf to one BOE. Oil and natural gas liquids are converted at a rate of one Bbl to one BOE

REX ENERGY CORPORATION

OIL AND GAS DERIVATIVES AS OF SEPTEMBER 30, 2009

(Unaudited)

Year	Volume	% of Current Production	Average Floor	Average Ceiling

Oil
Oct –Dec ‘09	147 MBbls	85%	$63.98	$75.74
2010	588 MBbls	88%	$62.71	$79.31
2011	156 MBbls	24%	$65.00	$100.50

Natural Gas
Oct –Dec ‘09	330 MMcf	79%	$6.73	$8.47
2010	1.80 Bcf	120%	$6.57	$9.25
2011	1.56 Bcf	115%	$6.62	$11.03
2012	600 MMcf	49%	$5.60	$7.86

Non-GAAP Financial Measures

EBITDAX

“EBITDAX”, for any defined period, the sum of net income for such period plus the following expenses, charges or income to the extent deducted from or added to net income in such period: interest, income taxes, depreciation, depletion, amortization, accretion, unrealized losses from financial derivatives, exploration expenses, and other similar non-cash charges, minus all non-cash income, including but not limited to, income from unrealized financial derivatives, added to net income. EBITDAX, as defined above, is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, such as the company’s commercial bank lenders, to analyze such things as:

•	Rex Energy’s operating performance and return on capital in comparison to those of other companies in its industry, without regard to financial or capital structure;

•	The financial performance of the company’s assets and valuation of the entity, without regard to financing methods, capital structure or historical cost basis;

•	Rex Energy’s ability to generate cash sufficient to pay interest costs, support its indebtedness and make cash distributions to its stockholders; and

•	The viability of acquisitions and capital expenditure projects and the overall rates or return on alternative investment opportunities

EBITDAX is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance, nor used as an exclusive measure of cash flow, because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions, and other sources and uses of cash, which are disclosed in the company’s statements of cash flows.

Rex Energy has reported EBITDAX because it is a financial measure used by its existing commercial lenders, and because this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance and ability to incur and service debt. You should carefully consider the specific items included in the company’s computations of EBITDAX. While Rex Energy has disclosed its EBITDAX to permit a more complete comparative analysis of its operating performance and debt servicing ability relative to other companies, you are cautioned that EBITDAX as reported by the company may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not by fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service and other commitments.

Rex Energy believes that EBITDAX assists its lenders and investors in comparing a company’s performance on a consistent basis without regard to certain expenses, which can vary significantly depending upon accounting methods. Because the company may borrow money to finance its operations, interest expense is a necessary element of its costs and ability to generate cash available for distribution. Because Rex Energy uses capital assets, depreciation and amortization are also necessary elements of its costs. Additionally, the company is required to pay federal and state taxes, which are necessary elements of its costs. Therefore, any measures that exclude these elements have material limitations.

To compensate for these limitations, Rex Energy believes it is important to consider both net income (loss) determined under GAAP and EBITDAX to evaluate its performance.

The following table presents a reconciliation of the company’s net (loss) from continuing operations to its EBITDAX from continuing operations for each of the periods presented ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Income (Loss) From Continuing Operations	$(1,186)	$36,783	$(11,971)	$(8,416)
Add Back Depletion, Depreciation, Amortization & Accretion	6,059	4,710	18,423	14,361
Add Back (Less) Non-Cash Compensation Expense (Income)	(128)	464	968	1,567
Add Back Interest Expense	207	207	612	844
Add Back Impairment Expense	477	—	865	—
Add Back Exploration Expense	370	1,113	1,204	2,395
Less Interest Income	(2)	(137)	(3)	(320)
Add Back Loss on Interest Rate Swap	198	84	566	182
Add Back Loss on Disposal of Assets	17	6,274	417	6,426
Add Back (Less) Unrealized Loss (Gain) from Financial Derivatives	192	(66,744)	14,960	12,112
Add Back (Less) Income Tax Expense (Benefit)	(959)	24,899	(8,004)	(5,789)

EBITDAX From Continuing Operations	$5,245	$7,653	$18,037	$23,362

Earnings Comparable with Analyst Estimates

“Earnings Comparable with Analyst Estimates” means, for any period, the sum of net income for such period plus the following expenses, charges or income to the extent deducted from or added to net income in such period: deferred income taxes, unrealized gains or losses from financial derivatives, minus gains from unrealized financial derivatives, minus deferred income tax benefits, added to net income. Earnings Comparable with Analyst Estimates, as defined above, is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, to analyze its financial performance without regard to non-cash deferred taxes and non-cash unrealized losses or gains from oil and gas derivatives. Earnings Comparable with Analyst Estimates is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance.

Rex Energy has reported Earnings Comparable with Analyst Estimates because it believes that this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Earning Comparable with Analyst Estimates as report by Rex Energy may not be comparable in all instances to that reported by other companies.

To compensate for these limitations, the company believes it is important to consider both net income determined under GAAP and Earnings Comparable with Analyst Estimates.

The following table presents a reconciliation of Rex Energy’s net income (loss) from continuing operations to its Earnings Comparable with Analyst Estimates for each of the periods presented ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net Income (Loss) From Continuing Operations	$(1,186)	$36,783	$(11,971)	$(8,416)
Add Back (Less) Unrealized Loss (Gain) from Financial Derivatives	192	(66,744)	14,960	12,112
Add Back Dry Hole Expense	—	—	—	2
Add Back (Less) Non-cash Compensation Expense (Income)	(128)	464	968	1,567
Add Back Loss on Disposal of Assets	17	6,274	417	6,426
Add Back (Less) Income Tax Expense (Benefit)	(959)	24,899	(8,004)	(5,789)

Net Income (Loss) From Continuing Operations Comparable to Analysts Estimates	$(2,064)	$1,676	$(3,630)	$5,902

Discontinued Operations

On March 24, 2009, Rex Energy completed the previously announced divestiture of Southwestern Region operations, predominately located in the Permian Basin in the states of Texas and New Mexico. The company received net cash proceeds of approximately $17.3 million, which may be adjusted by certain post-closing adjustments, plus the assumption of certain liabilities, based on an effective date of October 1, 2008.

Pursuant to accounting rules for discontinued operations, these assets were classified as Assets Held for Sale on the Consolidated Balance Sheet as of December 31, 2008, and results of operations are reflected in discontinued operations in the Consolidated Statements of Operations. At March 31, 2009, Rex Energy recorded a loss on sale of assets of approximately $425,000 in the Consolidated Statement of Operations. Summarized financial information for discontinued operations is set forth below ($ in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues:
Oil and Gas Sales	$—	$1,934	$193	$6,041
Other Revenue	—	112	—	304

Total Operating Revenue	—	2,046	193	6,345

Costs and Expenses:
Production and Lease Operating Expense	—	631	237	1,769
General and Administrative Expense (Income)	—	207	(97)	680
Exploration Expense of Oil and Gas Properties	—	1,074	—	2,195
Depreciation, Depletion, Amortization and Accretion	—	181	—	1,600
Loss on Sale of Oil and Gas Properties	—	—	—	41
Gain on Derivatives	—	—	(558)	—
Other Income	—	—	—	(2)

Total Costs and Expenses	—	2,093	(418)	6,283

Income from Discontinued Operations Before Income Taxes	—	(47)	611	62
Income Tax Expense (Benefit)	—	(19)	288	25

Income (Loss) From Discontinued Operations, net of taxes	$—	$(28)	$323	$37